EXHIBIT 1.1


                                    750,000 Shares

                            JONES LANG LASALLE INCORPORATED

                  Common Stock, $0.01 par value per share



                                Underwriting Agreement

                                  dated April 1, 1999




                         NationsBanc Montgomery Securities LLC




                             Table of Contents

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Section                                                                                    Page



Section 1.  Representations and Warranties of the Company and
        the Selling Shareholders.............................................................2
        A.     Representations and Warranties of the Company.................................2
               (a)    Compliance with Registration Requirements..............................2
               (b)    Offering Materials Furnished to Underwriter............................2
               (c)    Distribution of Offering Material By the Company.......................2
               (d)    The Underwriting Agreement.............................................3
               (e)    No Applicable Registration or Other Similar Rights.....................3
               (f)    No Material Adverse Change.............................................3
               (g)    Independent Accountants................................................3
               (h)    Preparation of the Financial Statements................................3
               (i)    Incorporation and Good Standing of the Company and its
                      Subsidiaries...........................................................4
               (j)    Capitalization and Other Capital Stock Matters.........................4
               (k)    Stock Exchange Listing.................................................4
               (l)    Non-Contravention of Existing Instruments; No Further
                      Authorizations or Approvals Required...................................5
               (m)    No Material Actions or Proceedings.....................................5
               (n)    Intellectual Property Rights...........................................5
               (o)    All Necessary Permits, etc.............................................6
               (p)    Title to Properties....................................................6
               (q)    Tax Law Compliance.....................................................6
               (r)    Company Not an "Investment Company"....................................6
               (s)    Insurance..............................................................6
               (t)    No Price Stabilization or Manipulation.................................7
               (u)    Related Party Transactions.............................................7
               (v)    No Unlawful Contributions or Other Payments............................7
               (w)    Exchange Act Compliance................................................7
               (x)    Company's Accounting System............................................7
               (y)    Compliance with Environmental Laws.....................................7
               (z)    Periodic Review of Costs of Environmental Compliance...................8
               (aa)   ERISA Compliance.......................................................8
        B.     Representations and Warranties of the Selling Shareholders....................9
               (a)    The Underwriting Agreement.............................................9
               (b)    The Custody Agreement and Power of Attorney............................9
               (c)    Title to Common Shares to be Sold; All Authorizations Obtained.........9
               (d)    Delivery of the Common Shares to be Sold...............................9
               (e)    Non-Contravention; No Further Authorizations or Approvals
                      Required..............................................................10
               (f)    No Registration or Other Similar Rights...............................10
               (g)    No Further Consents, etc..............................................10
               (h)    Disclosure Made by Such Selling Shareholder in the Prospectus.........10
               (i)    No Price Stabilization or Manipulation................................11
               (j)    Confirmation of Company Representations and Warranties................11
Section 2.  Purchase, Sale and Delivery of the Common Shares................................11
               (a)    The Common Shares.....................................................11
               (b)    The Closing Date......................................................11
               (c)    Public Offering of the Common Shares..................................11
               (d)    Payment for the Common Shares.........................................12
               (e)    Delivery of the Common Shares.........................................12
               (f)    Delivery of Prospectus to the Underwriter.............................12
Section 3.  Additional Covenants of the Company and the Selling Shareholders................12
        A.     Covenants of the Company.....................................................12
               (a)    Underwriter's Review of Proposed Amendments and Supplements...........12
               (b)    Securities Act Compliance.............................................13
               (c)    Amendments and Supplements to the Prospectus and Other
                      Securities Act Matters................................................13
               (d)    Copies of any Amendments and Supplements to the Prospectus............13
               (e)    Blue Sky Compliance...................................................13
               (f)    Transfer Agent........................................................14
               (g)    Earnings Statement....................................................14
               (h)    Periodic Reporting Obligations........................................14
               (i)    Future Reports to the Underwriter.....................................14
               (j)    Exchange Act Compliance...............................................14
        B.     Covenants of the Selling Shareholders........................................14
               (a)    Agreement Not to Offer or Sell Additional Securities..................14
               (b)    Delivery of Forms W-8 and W-9.........................................15
Section 4.  Payment of Expenses.............................................................15
Section 5.  Conditions of the Obligations of the Underwriter................................15
               (a)    Accountants' Comfort Letter...........................................15
               (b)    Compliance with Registration Requirements; No Stop Order; No
                      Objection from NASD...................................................15
               (c)    No Material Adverse Change or Ratings Agency Change...................16
               (d)    Opinion of Counsel for the Company....................................16
               (e)    Opinion of Counsel for the Underwriter................................16
               (f)    Officers' Certificate.................................................16
               (g)    Bring-down Comfort Letter.............................................17
               (h)    Opinion of Counsel for the Selling Shareholders.......................17
               (i)    Selling Shareholders' Certificate.....................................17
               (j)    Selling Shareholders' Documents.......................................17
               (k)    Additional Documents..................................................17
Section 6.  Reimbursement of Underwriter's Expenses.........................................17
Section 7.  Effectiveness of this Agreement.................................................18
Section 8.  Indemnification.................................................................18
               (a)    Indemnification of the Underwriter by the Company.....................18
               (b)    Indemnification of the Underwriter by the Selling Shareholders........19
               (c)    Indemnification of the Company, its Directors and Officers............20
               (d)    Notifications and Other Indemnification Procedures....................21
               (e)    Settlements...........................................................21
Section 9.  Contribution....................................................................22
Section 10.  Reserved.......................................................................23
Section 11.  Termination of this Agreement..................................................23
Section 12.  Representations and Indemnities to Survive Delivery............................23
Section 13.  Notices........................................................................24
Section 14.  Successors.....................................................................25
Section 15.  Partial Unenforceability.......................................................25
Section 16.    (a)    Governing Law Provisions..............................................25
               (b)    Consent to Jurisdiction...............................................25
Section 17.  Failure of One or More of the Selling Shareholders to Sell and Deliver
                Common Shares...............................................................25
Section 18.  General Provisions.............................................................25






                               750,000 SHARES

                      JONES LANG LASALLE INCORPORATED

                  COMMON STOCK, $0.01 PAR VALUE PER SHARE

                           UNDERWRITING AGREEMENT


                                                              April 1, 1999


NationsBanc Montgomery Securities LLC
600 Montgomery Street
San Francisco, California  94111

Ladies and Gentlemen:

               Introductory. The shareholders of Jones Lang LaSalle Incorporated, a Maryland corporation (the "Company"), named in Schedule B (collectively, the "Selling Shareholders") severally propose to sell to NationsBanc Montgomery Securities LLC (the "Underwriter") an aggregate of 750,000 shares (the "Common Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company.

               The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-70969), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including all documents incorporated or deemed to be incorporated by reference therein and including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriter to confirm sales of the Common Shares, is called the "Prospectus." All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

               The Company and each of the Selling Shareholders hereby confirm their respective agreements with the Underwriter as follows:

               Section 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDERS.

               A. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and covenants to the Underwriter as follows:

                      (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The
               Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

                      Each preliminary prospectus and the Prospectus when
               filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

                      (b) OFFERING MATERIALS FURNISHED TO UNDERWRITER. The
               Company has delivered to the Underwriter one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriter has reasonably requested.

                      (c) DISTRIBUTION OF OFFERING MATERIAL BY THE COMPANY.
               The Company has not distributed and will not distribute, prior to the later of the Closing Date (as defined below) and the completion of the Underwriter's distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

                      (d) THE UNDERWRITING AGREEMENT. This Agreement has
               been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                      (e) NO APPLICABLE REGISTRATION OR OTHER SIMILAR
               RIGHTS. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Shareholders with respect to the Common Shares included in the Registration Statement, except for that certain Registration Rights Agreement, dated April 22, 1997, among the Company DEL-LPL Limited Partnership ("DEL-LPL"), DEL-LPAML Limited Partnership ("DEL-LPAML" and, together with DEL-LPL, the "Employee Partnerships"), DSA-LSPL, Inc., DSA-LSAM, Inc. and Galbreath Holdings, LLC.

                      (f) NO MATERIAL ADVERSE CHANGE. Except as otherwise
               disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus:
               (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

                      (g) INDEPENDENT ACCOUNTANTS. KPMG LLP (with respect
               to Jones Lang LaSalle and The Compass Group), KPMG (with respect to JLW Asia Holdings Limited and subsidiaries and Lend Lease Property Management (Australia) Pty Limited), Deloitte & Touche (with respect to Jones Lang Wootton (the English Partnership and Subsidiaries) and Jones Lang Wootton
               - Irish Practice), Ernst & Young (with respect to Jones Lang Wootton Scotland and JLW Australia Group), Coopers & Lybrand (with respect to JLW Property Consultants Pte Ltd.) and PricewaterhouseCoopers LLP (with respect to The Compass Companies and The Yarmouth Group Property Management, Inc.), who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act and the Exchange Act.

                      (h) PREPARATION OF THE FINANCIAL STATEMENTS. The
               financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. There is no financial data set forth in the Prospectus.

                      (i) INCORPORATION AND GOOD STANDING OF THE COMPANY
               AND ITS SUBSIDIARIES. Each of the Company and each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) has been duly incorporated or organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization and has all power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each significant subsidiary is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

                      (j) CAPITALIZATION AND OTHER CAPITAL STOCK MATTERS.
               The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement under the caption "Consolidated Balance Sheets - Liabilities and Stockholders' Equity" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Registration Statement or upon exercise of outstanding options described in the Registration Statement). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock (including the shares of Common Stock owned by Selling Shareholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus and other than the options for 447,500 shares of Common Stock issued in connection with the acquisition of the Jones Lang Wootton Businesses.

                      (k) STOCK EXCHANGE LISTING. The Common Stock
               (including the Common Shares) is registered pursuant to
               Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and is listed on the New York Stock Exchange (the "NYSE"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

                      (l) NON-CONTRAVENTION OF EXISTING INSTRUMENTS; NO
               FURTHER AUTHORIZATIONS OR APPROVALS REQUIRED. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD").

                      (m) NO MATERIAL ACTIONS OR PROCEEDINGS. There are no
               legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries,
               (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent.

                      (n) INTELLECTUAL PROPERTY RIGHTS. The Company and its
               subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively "Intellectual Property Rights") reasonably necessary to conduct their business in all material respects as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

                      (o) ALL NECESSARY PERMITS, ETC. Except as otherwise
               disclosed in the Prospectus, the Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary in all material respects to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

                      (p) TITLE TO PROPERTIES. The Company and each of its
               subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(A)(i) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as would not cause a Material Adverse Change to the Company as a whole. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

                      (q) TAX LAW COMPLIANCE. The Company and its
               subsidiaries have in all material respects filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid in all material respects all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

                      (r) COMPANY NOT AN "INVESTMENT COMPANY". The Company
               has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

                      (s) INSURANCE. Each of the Company and its
               subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

                      (t) NO PRICE STABILIZATION OR MANIPULATION. The
               Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

                      (u) RELATED PARTY TRANSACTIONS. There are no business
               relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

                      (v) NO UNLAWFUL CONTRIBUTIONS OR OTHER PAYMENTS. To
               the best of the Company's knowledge, neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

                      (w) EXCHANGE ACT COMPLIANCE. The documents
               incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the First Closing Date and the Second Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                      (x) COMPANY'S ACCOUNTING SYSTEM. The Company
               maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets;
               (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                      (y) COMPLIANCE WITH ENVIRONMENTAL LAWS. To the
               Company's knowledge, except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

                      (z) PERIODIC REVIEW OF COSTS OF ENVIRONMENTAL
               COMPLIANCE. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company believes that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

                      (aa) ERISA COMPLIANCE. The Company and its
               subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

                      Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

               B. REPRESENTATIONS AND WARRANTIES OF THE SELLING
        SHAREHOLDERS. Each Selling Shareholder represents, warrants and covenants to the Underwriter as follows:

                      (a) THE UNDERWRITING AGREEMENT. This Agreement has
               been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                      (b) THE CUSTODY AGREEMENT AND POWER OF ATTORNEY. Each
               of the (i) Custody Agreement signed by such Selling Shareholder and the entity identified as to each Selling Shareholder on Schedule C attached hereto, as custodian (the "Custodian"), relating to the deposit of the Common Shares to be sold by such Selling Shareholder (the "Custody Agreement") and (ii) Power of Attorney appointing certain individuals named therein as such Selling Shareholder's attorneys-in-fact (each, an "Attorney-in-Fact") to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the "Power of Attorney"), of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                      (c) TITLE TO COMMON SHARES TO BE SOLD; ALL
               AUTHORIZATIONS OBTAINED. Such Selling Shareholder on the Closing Date (as defined below) will have good and valid title to all of the Common Shares which may be sold by such Selling Shareholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law, and for certain Selling Shareholders, under its charter or by-laws or trust agreement to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Common Shares which may be sold by such Selling Shareholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

                      (d) DELIVERY OF THE COMMON SHARES TO BE SOLD.
               Delivery of the Common Shares which are sold by such Selling Shareholder pursuant to this Agreement will pass good and valid title to such Common Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

                      (e) NON-CONTRAVENTION; NO FURTHER AUTHORIZATIONS OR
               APPROVALS REQUIRED. The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, the charter or by-laws, trust agreement or other organizational documents of such Selling Shareholder or any other agreement or instrument to which such Selling Shareholder is a party or by which it is bound, including any "lock-up agreement," or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Shareholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

                      (f) NO REGISTRATION OR OTHER SIMILAR RIGHTS. Such
               Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Registration Rights Agreement filed as an Exhibit to the Company's Registration Statement on Form S-3 (File No. 333-25741).

                      (g) NO FURTHER CONSENTS, ETC. Except for the (i)
               exercise by such Selling Shareholder of certain registration rights pursuant to the Registration Rights Agreement dated as of April 22, 1997 (which registration rights have been duly exercised pursuant thereto), (ii) consent of such Selling Shareholder to the respective number of Common Shares to be sold by all of the Selling Shareholders pursuant to this Agreement and (iii) waiver by certain other holders of Common Stock of certain registration rights pursuant to such Registration Rights Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriter of any of the Common Shares which may be sold by such Selling Shareholder under this Agreement or the consummation by such Selling Shareholder of any of the other transactions contemplated hereby.

                      (h) DISCLOSURE MADE BY SUCH SELLING SHAREHOLDER IN
               THE PROSPECTUS. All information furnished by or on behalf of such Selling Shareholder in writing expressly for use in the Registration Statement and Prospectus is, and on the Closing Date will be, true, correct, and complete in all material respects, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. The information provided by the Selling Shareholders for inclusion in the Registration Statement and Prospectus is limited to the information included under the captions "Selling Shareholders," with the exception of the information included in the six paragraphs following the table and footnotes under such caption, and "Plan of Distribution" (collectively referred to herein as the "Selling Shareholders Information"). Such Selling Shareholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Shareholder's name in the Prospectus under the caption "Selling Shareholders" (both prior to and after giving effect to the sale of the Common Shares).

                      (i) NO PRICE STABILIZATION OR MANIPULATION. Such
               Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

                      (j) CONFIRMATION OF COMPANY REPRESENTATIONS AND
               WARRANTIES. Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1(A) hereof are in all material respects not true and correct, is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or may have a Material Adverse Effect.

               Any certificate signed by or on behalf of any Selling Shareholder and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by such Selling Shareholder to the Underwriter as to the matters covered thereby.


               Section 2.    PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES.

                      (a) THE COMMON SHARES. The Selling Shareholders agree
               to sell to the Underwriter the Common Shares upon the terms set forth herein, each Selling Shareholder selling the number of Common Shares set forth opposite such Selling Shareholder's name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the Selling Shareholders the respective number of Common Shares set forth opposite its name on Schedule A. The purchase price per Common Share to be paid by the Underwriter to the Selling Shareholders shall be $29.125 per share.

                      (b) THE CLOSING DATE. Delivery of certificates for
               the Common Shares to be purchased by the Underwriter and payment therefor shall be made at the offices of the Underwriter, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed to by the Company and the Underwriter) at 6:00 a.m. San Francisco time, on April 7, 1999, or such other time and date not later than 10:30 a.m. San Francisco time, on April 19, 1999, as the Underwriter shall designate by notice to the Company (the time and date of such closing are called the "Closing Date"). The Selling Shareholders hereby acknowledge that circumstances under which the Underwriter may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Shareholders or the Underwriter to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

                      (c) PUBLIC OFFERING OF THE COMMON SHARES. The
               Underwriter hereby advises the Company and the Selling Shareholders that the Underwriter intends to offer for sale to the public, as described in the Prospectus, the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Underwriter, in its sole judgment, has determined is advisable and practicable.

                      (d) PAYMENT FOR THE COMMON SHARES. Payment for the
               Common Shares to be sold by the Selling Shareholders shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Custodian.

                             Each Selling Shareholder hereby agrees that
               (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by such Selling Shareholder to the Underwriter, or otherwise in connection with the performance of such Selling Shareholder's obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Shareholder hereunder and to hold such amounts for the account of such Selling Shareholder with the Custodian under the Custody Agreement.

                      (e) DELIVERY OF THE COMMON SHARES. The Selling
               Shareholders shall deliver, or cause to be delivered, to the Underwriter certificates for the Common Shares to be sold by them at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Underwriter shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City as the Underwriter may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

                      (f) DELIVERY OF PROSPECTUS TO THE UNDERWRITER. Not
               later than 12:00 p.m. on the second business day following the date the Common Shares are released by the Underwriter for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Underwriter shall request.

               Section 3. ADDITIONAL COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDERS.

               A. COVENANTS OF THE COMPANY. The Company further covenants and agrees with the Underwriter as follows:

                      (a) UNDERWRITER'S REVIEW OF PROPOSED AMENDMENTS AND
               SUPPLEMENTS. During such period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

                      (b) SECURITIES ACT COMPLIANCE. After the date of this
               Agreement, the Company shall promptly advise the Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which the Common Stock is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

                      (c) AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS AND
               OTHER SECURITIES ACT MATTERS. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Underwriter or counsel for the Underwriter it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees promptly to prepare (subject to Section 3(A)(a) hereof), file with the Commission and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                      (d) COPIES OF ANY AMENDMENTS AND SUPPLEMENTS TO THE
               PROSPECTUS. The Company agrees to furnish the Underwriter, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriter may request.

                      (e) BLUE SKY COMPLIANCE. The Company shall cooperate
               with the Underwriter and counsel for the Underwriter to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Underwriter, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

                      (f) TRANSFER AGENT. The Company shall engage and
               maintain, at its expense, a registrar and transfer agent for the Common Stock.

                      (g) EARNINGS STATEMENT. As soon as practicable, the
               Company will make generally available to its security holders and to the Underwriter an earnings statement (which need not be audited) covering the twelve-month period ending March 31, 2000 that satisfies the provisions of Section 11(a) of the Securities Act.

                      (h) PERIODIC REPORTING OBLIGATIONS. During the
               Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

                      (i) FUTURE REPORTS TO THE UNDERWRITER. During the
               period of five years hereafter upon request by the Underwriter the Company will furnish to the Underwriter at 600 Montgomery Street, San Francisco, CA 94111, Attention:
               Edward H. Schweitzer, and to O'Melveny & Myers LLP at the address set forth in Section 13: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, Shareholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

                      (j) EXCHANGE ACT COMPLIANCE. During the Prospectus
               Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

               B. COVENANTS OF THE SELLING SHAREHOLDERS. Each Selling Shareholder further covenants and agrees with the Underwriter:

                      (a) AGREEMENT NOT TO OFFER OR SELL ADDITIONAL
               SECURITIES. Such Selling Shareholder will not, without the prior written consent of the Underwriter (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus.

                      (b) DELIVERY OF FORMS W-8 AND W-9. To deliver to the
               Underwriter prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States Person).

                      The Underwriter may, in its sole discretion, waive in writing the performance by the Company or any Selling Shareholder of any one or more of the foregoing covenants or extend the time for their performance.

               Section 4. PAYMENT OF EXPENSES. Except as otherwise provided in this Agreement, each party agrees that it shall bear its own expenses incident to the performance of their obligations under this Agreement.

               The Selling Shareholders further agree with the Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to
(i) fees and expenses of counsel and other advisors for such Selling Shareholders, (ii) fees and expenses of the Custodian and (iii) expenses and taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Shareholders to the Underwriter hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

               This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Shareholders, on the other hand.

               Section 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITER. The obligations of the Underwriter to purchase and pay for the Common Shares as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

                      (a) ACCOUNTANTS' COMFORT LETTER. On the date hereof,
               the Underwriter shall have received from KPMG LLP, independent public or certified public accountants for the Company and its predecessor entities, a letter dated the date hereof addressed to the Underwriter, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                      (b) COMPLIANCE WITH REGISTRATION REQUIREMENTS; NO
               STOP ORDER; NO OBJECTION FROM NASD. For the period from and after effectiveness of this Agreement and prior to the Closing Date:

                             (i) the Company shall have filed the
                      Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Underwriter's consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

                             (ii) no stop order suspending the
                      effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

                             (iii) the NASD shall have raised no objection
                      to the fairness and reasonableness of the underwriting terms and arrangements.

                      (c) NO MATERIAL ADVERSE CHANGE OR RATINGS AGENCY
               CHANGE. For the period from and after the date of this Agreement and prior to the Closing Date:

                             (i) in the judgment of the Underwriter there
                      shall not have occurred any Material Adverse Change;
                      and

                             (ii) there shall not have occurred any
                      downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                      (d) OPINION OF COUNSEL FOR THE COMPANY. On the
               Closing Date the Underwriter shall have received the favorable opinion of Hagan and Associates, counsel for the Company, dated as of such Closing Date, in such form as the parties may reasonably agree.

                      (e) OPINION OF COUNSEL FOR THE UNDERWRITER. On the
               Closing Date the Underwriter shall have received the favorable opinion of O'Melveny & Myers LLP, counsel for the Underwriter, dated as of the Closing Date, with respect to the matters set forth in paragraphs (i), (vii), (viii),
               (ix), (xi) (xi), (xii), and the next-to-last paragraph of Exhibit A.

                      (f) OFFICERS' CERTIFICATE. On the Closing Date the
               Underwriter shall have received a written certificate on behalf of the Company executed by the Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 5, and further to the effect that:

                             (i) for the period from and after the date of
                      this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

                             (ii) the representations, warranties and
                      covenants of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

                             (iii) the Company has complied with all the
                      agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

                      (g) BRING-DOWN COMFORT LETTER. On the Closing Date
               the Underwriter shall have received from the independent public or certified public accountants identified in subsection (a) of this Section 5 a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this
               Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

                      (h) OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS.
               On the Closing Date the Underwriter shall have received the favorable opinion of Howard, Smith & Levin LLP, counsel for the Selling Shareholders, dated as of such Closing Date, the form of which is attached as Exhibit B .

                      (i) SELLING SHAREHOLDERS' CERTIFICATE. On the Closing
               Date the Underwriter shall received a written certificate executed by the Attorney-in-Fact of each Selling
               Shareholder, dated as of the Closing Date, to the effect that:

                             (i) the representations, warranties and
                      covenants of such Selling Shareholder set forth in
                      Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Shareholder on and as of the Closing Date; and

                             (ii) such Selling Shareholder has complied
                      with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

                      (j) SELLING SHAREHOLDERS' DOCUMENTS. On the date
               hereof, the Company and the Selling Shareholders shall have furnished for review by the Underwriter copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Shareholders and such further information, certificates and documents as the Underwriter may reasonably request.

                      (k) ADDITIONAL DOCUMENTS. On or before the Closing
               Date, the Underwriter and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                      If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company and the Selling Shareholders at any time on or prior to the Closing Date which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

               Section 6. REIMBURSEMENT OF UNDERWRITER'S EXPENSES. If this Agreement is terminated by the Underwriter pursuant to Section 5, Section 7, Section 10 or Section 11 or Section 17, but only to the extent that such termination occurs as a result of the Selling Shareholders Information, or if the sale to the Underwriter of the Common Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Selling Shareholders to perform any agreement herein or to comply with any provision hereof, the Selling Shareholders agree to reimburse the Underwriter upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

               Section 7. EFFECTIVENESS OF THIS AGREEMENT.

               This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

               Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part (a) of the Company or the Selling Shareholders to the Underwriter, except that the Company and the Selling Shareholders shall be obligated to reimburse the expenses of the Underwriter pursuant to Sections 4 and 6 hereof, (b) of the Underwriter to the Company or the Selling Shareholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and
Section 9 shall at all times be effective and shall survive such termination.

               Section 8. INDEMNIFICATION.

                      (a) INDEMNIFICATION OF THE UNDERWRITER BY THE
               COMPANY. The Company agrees to indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Underwriter) as such expenses are reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of the Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling the Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

                      (b) INDEMNIFICATION OF THE UNDERWRITER BY THE SELLING
               SHAREHOLDERS. Each of the Selling Stockholders, jointly and severally, agrees to indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Selling Shareholders Information; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with reference to the Selling Shareholders Information; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Selling Stockholders contained herein; or (iv) in whole or in part upon any failure of the Selling Stockholders to perform their respective obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Selling Shareholders shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct; and to reimburse the Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Underwriter) as such expenses are reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Selling Stockholders by the Underwriter expressly for use in the Selling Shareholders Information in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of the Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling the Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Selling Stockholders may otherwise have.

                      (c) INDEMNIFICATION OF THE COMPANY, ITS DIRECTORS AND
               OFFICERS. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Shareholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Selling Shareholders by the Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Shareholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Shareholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(c) shall be in addition to any liabilities that the Underwriter may otherwise have.

                      (d) NOTIFICATIONS AND OTHER INDEMNIFICATION
               PROCEDURES. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Underwriter in the case of Section 8(c) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                      (e) SETTLEMENTS. The indemnifying party under this
               Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

               Section 9. CONTRIBUTION.

               If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, and the total underwriting discount received by the Underwriter (which discount shall be equal to the difference between the closing price of the Common Stock on the date of this Agreement and the per share price at which the Shares are being sold to the Underwriter under this Agreement), in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Selling Shareholders, on the one hand, or the Underwriter, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under
Section 8(c) for purposes of indemnification.

               The Company, the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

               Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by the Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each officer and employee of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

               Section 10. RESERVED.

               Section 11. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date this Agreement may be terminated by the Underwriter by notice given to the Company and the Selling Shareholders if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Underwriter is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Underwriter there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriter may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Shareholders to the Underwriter, except that the Company and the Selling Shareholders shall be obligated to reimburse the expenses of the Underwriter pursuant to Sections 4 and 6 hereof, (b) the Underwriter to the Company or the Selling Shareholders, or
(c) of any party hereto to any other party except that the provisions of
Section 8 and Section 9 shall at all times be effective and shall survive such termination.

               Section 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholders and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Shareholders, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

               Section 13. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:

        NationsBanc Montgomery Securities LLC
        600 Montgomery Street
        San Francisco, California  94111
        Facsimile:  (415) 249-5791
        Attention:  Edward H. Schweitzer

with a copy to both:

        NationsBanc Montgomery Securities LLC
        600 Montgomery Street
        San Francisco, California  94111
        Facsimile:  (415) 249-5791
        Attention:  General Counsel

           and

        O'Melveny & Myers LLP
        Embarcadero Center West
        275 Battery Street, Suite 2600
        San Francisco, California  94111-3305
        Facsimile:  (415) 984-8701
        Attention:  Peter T. Healy, Esq.

If to the Company:

        Jones Lang LaSalle Incorporated
        200 East Randolph Drive
        Chicago, Illinois 60601
        Facsimile:  (312) 228-0980
        Attention:  Dean Hagan, Esq.

If to the Selling Shareholders:

        Galbreath and Company, LLC
        180 East Broad Street, 2nd Floor
        Columbus, Ohio 43215-3707
        Facsimile:  (614) 233-7007
        Attention:  Mr. Daniel Broos

Any party hereto may change the address for receipt of communications by giving written notice to the others.

               Section 14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from the Underwriter merely by reason of such purchase.

               Section 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

               Section 16. (a) GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

                      (b) CONSENT TO JURISDICTION. Any legal suit, action
               or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

               Section 17. FAILURE OF ONE OR MORE OF THE SELLING SHAREHOLDERS TO SELL AND DELIVER COMMON SHARES. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriter the Common Shares to be sold and delivered by such Selling Shareholders at the Closing Date pursuant to this Agreement, then the Underwriter may at its option, by written notice from the Underwriter to the Company and the Selling Shareholders, either (i) terminate this Agreement without any liability on the part of the Underwriter or, except as provided in Sections 4, 6, 8 and 9 hereof, the Company or the Selling Shareholders, or (ii) purchase the shares which the Company and other Selling Shareholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriter the Common Shares to be sold and delivered by such Selling Shareholders pursuant to this Agreement at the Closing Date, then the Underwriter shall have the right, by written notice from the Underwriter to the Company and the Selling Shareholders, to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

               Section 18. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

               Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

               If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                             Very truly yours,

                                    THE COMPANY:

                                        JONES LANG LASALLE INCORPORATED


                                        By: /s/ Vivian I. Mumaw
                                           _______________________________
                                           Name:  Vivian I. Mumaw
                                           Title: Senior Vice President


                           SELLING SHAREHOLDERS:

                                        LIZANNE GALBREATH MEGRUE


                                        /s/ Dan Broos
                                        _________________________________
                                        as attorney in fact for
                                          Lizanne Galbreath Megrue


                                        LAURIE GALBREATH NICHOLS


                                        /s/ Dan Broos
                                        _________________________________
                                        as attorney in fact for
                                          Laurie Galbreath Nichols


                                        JOHN W. GALBREATH II


                                        /s/ Dan Broos
                                        _________________________________
                                        as attorney in fact for
                                          John W. Galbreath II


                                        GALBREATH HOLDINGS, LLC


                                        By: /s/ Dan Broos
                                            ____________________________
                                        Name: as attorney in fact for
                                                Lizanne Galbreath Megrue
                                        Its:  Managing Member


                                        THE 1997 GRANTOR RETAINED ANNUITY
                                        TRUST CREATED BY LIZANNE GALBREATH
                                        MEGRUE DATED JUNE 18, 1997


                                        By: /s/ Dan Broos
                                            ____________________________
                                        Name: as attorney in fact for
                                                Lizanne Galbreath Megrue
                                        Its:  ___________________________


                                        THE 1997 GRANTOR RETAINED ANNUITY
                                        TRUST CREATED BY JOHN W. GALBREATH
                                        II DATED JUNE 19, 1997


                                        By: /s/ Dan Broos
                                            ______________________________
                                        Name: as attorney in fact for
                                                John W. Galbreath II
                                        Its:  ___________________________


                                        THE 1997 GRANTOR RETAINED ANNUITY
                                        TRUST CREATED BY LAURIE GALBREATH
                                        NICHOLS DATED JUNE 19, 1997


                                        By: /s/ Dan Broos
                                            _____________________________
                                        Name: as attorney in fact for
                                                Laurie Galbreath Nichols
                                        Its: ____________________________


               The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter in San Francisco, California as of the date first above written.

 NATIONSBANC MONTGOMERY SECURITIES LLC


By: /s/ Randall Revell Horsey
    _____________________________________
Name:  Randall Revell Horsey
Title: Senior Managing Director




                                 SCHEDULE A


                                UNDERWRITER


                                                     Aggregate Principal
Underwriter                                        Amount of Securities to
                                                       be Purchased
-----------------------------------

NationsBanc Montgomery Securities LLC.........              750,000

        Total Shares..........................              750,000
                                                            ========



                                 SCHEDULE B


                            SELLING SHAREHOLDER


                                                       Aggregate Principal
Selling Shareholder                                  Amount of Securities to
                                                          be Purchased
--------------------------------------------
Galbreath Holdings, LLC
c/o Galbreath & Company, LLC
180 East Broad Street, 2nd Floor
Columbus, Ohio 43215-3707..................................      309,783
Lizanne Galbreath Megrue
c/o Galbreath & Company, LLC
180 East Broad Street, 2nd Floor
Columbus, Ohio 43215-3707..................................      130,434
Laurie Galbreath Nichols
c/o Galbreath & Company, LLC
180 East Broad Street, 2nd Floor
Columbus, Ohio 43215-3707..................................       77,524
John W. Galbreath II
c/o Galbreath & Company, LLC
180 East Broad Street, 2nd Floor
Columbus, Ohio 43215-3707..................................       58,098
1997 Grantor Retained Annuity Trust created
by Lizanne Galbreath Megrue, dated June 18, 1997
c/o Galbreath & Company, LLC
180 East Broad Street, 2nd Floor
Columbus, Ohio 43215-3707..................................       77,361
1997 Grantor Retained Annuity Trust created
by John W. Galbreath II, dated June 19, 1997
c/o Galbreath & Company, LLC
180 East Broad Street, 2nd Floor
Columbus, Ohio 43215-3707..................................       48,403
1997 Grantor Retained Annuity Trust created
by Laurie Galbreath Nichols, dated June 19, 1997
c/o Galbreath & Company, LLC
180 East Broad Street, 2nd Floor
Columbus, Ohio 43215-3707..................................       48,397
        .......................................Total Shares      750,000
                                                                 =======




                                 SCHEDULE C


                                 CUSTODIAN



              Selling Shareholder                                Custodian
------------------------------------------
Galbreath Holdings, LLC                           Galbreath and Company, LLC
Lizanne Galbreath Megrue                          Galbreath and Company, LLC
Laurie Galbreath Nichols                          Galbreath and Company, LLC
John W. Galbreath II                              Galbreath and Company, LLC
1997 Grantor Retained Annuity Trust created       Galbreath and Company, LLC
by Lizanne Galbreath Megrue, dated June 18, 1997
1997 Grantor Retained Annuity Trust created       Galbreath and Company, LLC
by John W. Galbreath II, dated June 19, 1997
1997 Grantor Retained Annuity Trust created       Galbreath and Company, LLC
by Laurie Galbreath Nichols, dated June 19, 1997



                                 EXHIBIT A

                              [to be attached]




EXHIBIT B

               The opinion of such counsel pursuant to Section 5(i) shall be rendered to the Underwriter at the request of the Company and shall so state therein. References to the Prospectus in this Exhibit B include any supplements thereto at the Closing Date.

                      (i) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of, and is a valid and binding agreement of, such Selling Shareholder.

                      (ii) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, the Underwriting Agreement and its Custody Agreement and its Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a default under, the charter or by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, of such Selling Shareholder, or, to the best of such counsel's knowledge, violate or contravene any provision of applicable law or regulation, or violate, result in a breach of or constitute a default under the terms of any other agreement or instrument to which such Selling Shareholder is a party or by which it is bound, or any judgment, order or decree applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder.

                      (iii) Each of the Custody Agreement and Power of Attorney of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                      (iv) Assuming that the Underwriter purchases the Common Shares which are sold by such Selling Shareholder pursuant to the Underwriting Agreement for value, in good faith and without notice of any adverse claim, the delivery of such Common Shares pursuant to the Underwriting Agreement will pass good and valid title to such Common Shares, free and clear of either (A) any security interest, mortgage, pledge, lieu encumbrance or other claim.

                      (v) To the best of such counsel's knowledge, no consent, approval, authorization or other order of, or registration or filing with, any court or governmental authority or agency, is required for the consummation by such Selling Shareholder of the transactions contemplated in the Underwriting Agreement, except as required under the Securities Act, applicable state securities or blue sky laws, and from the NASD.

               In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Maryland, the General Corporation Law of the State of organization of the LLC or creation of the Trust, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date shall be satisfactory in form and substance to the Underwriter) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriter; provided, however, that such counsel shall further state that they believe that they and the Underwriter are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of the Selling Shareholders and public officials.